Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference of our report dated August 29, 2011 in the Registration Statement (Form N-1A) of EntrepreneurShares Series Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 2 under the Securities Act of 1933 (Registration No. 333-168040).

/s/Ernst & Young LLP

Minneapolis, Minnesota

October 28, 2011